Exhibit 10.1

SECURITIES PURCHASE AGREEMENT
BETWEEN
JUNIPER CONTENT CORPORATION
AND
CERTAIN INVESTORS

Dated: February 11, 2009

SECURITIES PURCHASE AGREEMENT
     THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of the 11th day of February 2009, by and between Juniper Content Corporation, a Delaware corporation (“Company”), and each person or entity whose name appears on Schedule I (each an “Investor” and collectively, the “Investors”).
W I T N E S S E T H:
     WHEREAS, the Company proposes to sell up to $1,500,000 of principal amount Senior Secured Convertible Notes due August 31, 2009 (“Notes”) in a private placement (“Offering”) to “accredited investors” with a minimum investment of a Note with a principal amount of $10,000 (“Private Placement Minimum”);
     WHEREAS, the Notes will be secured by a lien and security interest covering all of the assets of the Company, Firestone Communications, Inc. and Sorpresa! Rights LLC, each a wholly owned subsidiary of the Company, pursuant to a security agreement between such parties and the Investors (“Security Agreement”) and will be convertible into shares of the Company’s Series B Participating Preferred Stock (“Series B Preferred”); and
     WHEREAS, the Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated under the Securities Act.
     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
     1. Securities Purchase. Subject to the terms and conditions of this Agreement, each Investor hereby purchases from the Company, and the Company hereby issues and sells to each Investor (the “Securities Purchase”), the principal amount of Notes for an aggregate purchase price (“Purchase Price”) as set forth opposite each Investor’s name on Schedule I. The form of Note is attached as Exhibit A, the form of Security Agreement to secure the Company’s obligations under the Notes is attached as Exhibit B and the form of Certificate of Designations, Preferences and Rights for the Series B Preferred is attached as Exhibit C.
     2. Purchase Price Rebate. Concurrently with the consummation of the Securities Purchase, the Company is paying to certain Investors the cash sum, and issuing to it warrants (“Rebate Warrants”) to purchase the number of shares of the Company’s Common Stock as set forth opposite each Investor’s name on Schedule I, representing a rebate on the Purchase Price (“Rebate”). The form of Rebate Warrants is attached as Exhibit D.
     3. Closing.
          3.1 The Securities Purchase is being consummated concurrently with the execution of this Agreement (“Closing”) at the offices of Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 19th Floor, New York, New York 10174 at 10:00 a.m., on or

before February 11, 2009. Additional subsequent Closings may occur beyond the closing date upon the mutual agreement of the Investors and the Company. Accordingly, (a) the Notes are being delivered to the Investors by the Company, (b) the Purchase Price is being paid and delivered via wire transfer to the Company by the Investors and (c) the Rebate Warrants are being delivered to the Investors by the Company and the cash portion of the Rebate is being paid and delivered via wire transfer to the Investors by the Company, concurrently with the execution of this Agreement. The applicable wiring instructions of each party are set forth on Exhibit D hereto.
          3.2 As a condition of to the Securities Purchase, Stuart Rekant, the Chairman and Chief Executive Officer of the Company (or parties associated with him or introduced by him) shall purchase a Note or Notes in an aggregate amount of at least $150,000.
     4. Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations, warranties and covenants to the Investor as of the date hereof that:
          4.1 Organization, Organizational Documents.
          (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified and is in good standing in each jurisdiction in which the failure so to qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, assets, properties, rights and results of operations of the Company taken as a whole (“Material Adverse Effect”).
          (b) Attached as Schedule 4.1(b) hereto are correct and complete copies of the Amended and Restated Certificate of Incorporation and the By-laws of the Company, including all amendments thereto, each as in effect on the date hereof (collectively, the “Organizational Documents”). No amendments, revisions or waivers of any provisions of any Organizational Documents are in the process of occurring or otherwise have been requested.
          4.2 Subsidiaries. Except as set forth on Schedule 4.2, the Company (i) does not presently own, directly or indirectly, an interest in any corporation, association or other business entity and (ii) is not a party to any joint venture, partnership, or similar arrangement.
          4.3 Authorization. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the (a) authorization, execution, issuance and/or delivery of (i) this Agreement, (ii) the Notes, (iii) the Series B Preferred issuable upon conversion of the Notes and the related Certificate of Designations, Preferences and Rights for the Series B Preferred, (iv) the Security Agreement and (iv) the Rebate Warrants and the Warrant Shares (defined below) (the foregoing hereinafter collectively referred to as the “Transaction Documents”) and (b) the performance of all obligations of the Company hereunder and thereunder has been taken. The Transaction Documents constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except (1) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other laws of general application affecting enforcement of creditors’ rights generally, (2) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (3) to the extent the indemnification and contribution provisions contained in the Transaction Documents may be limited by applicable federal or state laws.
          4.4 No Conflict. The execution and delivery by the Company of this Agreement and the other Transaction Documents, the consummation of the transactions contemplated hereby and thereby, and the compliance with the provisions hereof and thereof, will not (i) violate or conflict with any of the Organizational Documents, (ii) violate, conflict with, result in a breach of, constitute a default under, or give rise to any right of termination, cancellation, or acceleration (with or without notice or lapse of time, or both) under any material agreement, lease, security, license, permit, or instrument to which the Company is a party, or to which it or its material assets or businesses are subject, (iii) result in the imposition of any Encumbrance (as hereinafter defined) on any material asset of the Company or (iv) violate or conflict with any Laws (as hereinafter defined) applicable to the Company or its properties or assets, except in each case for such violations, conflicts and Encumbrances which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. For purposes of this Agreement, “Encumbrance” means any security interest, mortgage, lien, pledge, charge, easement, reservation, equities, rights of way, options, rights of first refusal and any other encumbrances, whether or not relating to the extension of credit or the borrowing of money. For purposes of this Agreement, “Laws” means all laws, statutes, rules, regulations, ordinances, bylaws, writs, permits, orders and other legislative, administrative or judicial restrictions.
          4.5 Capitalization. The numbers of all authorized, issued and outstanding shares of capital stock of the Company are set forth on Schedule 4.5 hereto. No holder of the Company’s securities is entitled to preemptive or similar rights with respect to the Company’s securities. Except as disclosed in Schedule 4.5 and as contemplated by the Transaction Documents, there are no (i) outstanding securities exercisable or convertible into securities of the Company, (ii) other outstanding options, warrants, script rights, calls, commitments or similar rights or obligations relating to the Company’s securities, (iii) any other agreements, contracts, commitments or understandings giving any person any right to subscribe for or acquire any of the Company’s securities, or (iv) any other agreements, contracts, commitments or understandings by which the Company is or may become bound to issue any of its securities.
          4.6 Registration Rights. Except as set forth on Schedule 4.6 hereto, no holder of any of the Company’s securities or any other person has any registration rights with respect to such securities.
          4.7 No Right to Receive or Purchase. Neither the issuance of the Notes sold hereunder, the issuance of any shares of Series B Preferred upon conversion of the Notes (“Conversion Shares”) nor the issuance of any shares of Common Stock upon exercise of the Rebate Warrants (“Warrant Shares” and together with the Conversion Shares, the “Underlying Securities”) will give any holder of any of the Company’s securities outstanding prior to such issuance (a) the right to receive or purchase any additional securities of the Company or (b) the right to an anti-dilution adjustment to any outstanding securities of the Company or securities into or for which such outstanding securities may be exercised or converted.
          4.8 Valid Issuance; Underlying Securities; Outstanding Securities.
          (a) The Notes and Rebate Warrants when issued, sold, and delivered in accordance with the terms of this Agreement, will be duly and validly issued, and, based in part upon the representations of the Investor in this Agreement, will be issued in compliance with all applicable federal and state securities laws.
          (b) Upon issuance in accordance with the terms of the Notes and Rebate Warrants, all Underlying Securities shall be duly and validly issued, fully paid and nonassessable, and issued in compliance with all applicable Laws, as presently in effect
          (c) All outstanding securities of the Company were duly and validly authorized and issued, are fully paid and nonassessable, and were issued in compliance with all applicable federal and state securities laws.
          4.9 Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) a Form D in accordance with Regulation D, (b) a Current Report on Form 8-K disclosing the sale of unregistered securities and any other event of which disclosure is required, (c) applicable Blue Sky filings, (d) such filings as may be necessary to perfect the security interest granted to the Investors under the Security Agreement and (e) where the failure to obtain such consent, waiver, authorization or order, or to give such notice or make such filing or registration would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          4.10 Financial Information.
          (a) As of the Closing, the Company has the approximate amount of cash and receivables as indicated on Schedule 4.10(a).
          (b) Schedule 4.10(b) sets forth the unaudited balance sheet of the Company at September 30, 2008 (the “Balance Sheet”) and the related statements of operations, shareholders’ equity and cash flows of the Company for the nine months then ended (collectively, the “Financial Statements”).
          (c) The Financial Statements present fairly in all material respects the financial position of the Company and the results of operations, shareholders’ equity and cash flows of the Company at the dates and for the periods indicated.
          (d) Except as incurred under the existing terms of any Disclosed Agreement (as defined below in Section 4.15(a)), at the date of the Balance Sheet, the Company did not have any material Liability (as hereinafter defined) of any nature or any loss contingency (as such term is used in the Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975) that should have been disclosed or provided for on the Balance Sheet and that was not adequately disclosed or provided for on the Balance Sheet, including the notes thereto. For purposes of this Agreement, “Liability” means any liability or obligation, whether known, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
          4.11 Absence of Changes; Review of Interim Financials.
          (a) Since the date of the Balance Sheet and except as contemplated by the Transaction Documents and as set forth on Schedule 4.11, there has not been:
          (i) any change in the assets, liabilities or financial condition of the Company, except for changes (i) in the ordinary course of business or (ii) which in the aggregate have not resulted in and would not reasonably be expected to result in a Material Adverse Effect;
          (ii) any event or change that would reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate, whether or not insured against;
          (iii) any damage, destruction or loss (whether or not covered by insurance) affecting any asset of the Company in excess of $50,000;
          (iv) any material Liability or loss contingency incurred by the Company that would have to be disclosed on financial statements (including the notes thereto) (on a consolidated basis) in accordance with United States generally accepted accounting principles (“U.S. GAAP”), other than liabilities incurred in the ordinary course of business consistent with past practice;
          (v) any commitment to borrow money from or provide financial support to any person or entity entered into by the Company;
          (vi) any payment or discharge of any material Liability by the Company outside the ordinary course of business consistent with past practice;
          (vii) any sale, assignment, license, or other disposition of any material asset or right of the Company outside the ordinary course of business consistent with past practice;
          (viii) any declaration or payment of any dividend or other distribution with respect to any shares of capital stock of the Company, or the direct or indirect acquisition of any equity securities by the Company;

          (ix) any labor trouble, problem or grievance affecting the business of the Company other than such matters which would not reasonably be expected to have a Material Adverse Effect;
          (x) any capital expenditure or commitment therefor by the Company or any subsidiary for additions to property, plant or equipment in excess of $50,000;
          (xi) any change in the accounting or tax methods, practices, or assumptions therefor followed by the Company; or
          (xii) any other transaction or event not in the ordinary course of business consistent with past practice that the Investor has not been advised of.
          (b) The Company’s independent accountants have not advised the Company that the Financial Statements (i) do not comply in all material respects with the applicable accounting requirements of the Securities Act and the related published rules and regulations thereunder or (ii) are not in conformity with U.S. GAAP (except for the lack of complete footnotes and subject to year-end audit adjustments).
          4.12 Litigation. Except as disclosed on Schedule 4.12, there is no action, suit, proceeding, claim or investigation pending or, to the knowledge of the Company, currently threatened against the Company which questions the validity of the Transaction Documents, or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or cause any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions, pending or threatened (or any basis therefor known to the Company), involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment, or decree of any court or government agency or instrumentality.
          4.13 Intellectual Property.
          (a) The Company has sufficient right, title and/or interest in, or has otherwise acquired use rights with respect to all proprietary rights and processes and intellectual property owned by or licensed to the Company (collectively, the “Intellectual Property”) necessary for its business as now conducted and, to the best knowledge of the Company, without any conflict with or infringement of the rights of others.
          (b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as currently conducted would violate any of the patents, trademarks, service marks, trade names, copyrights, or trade secrets, or other proprietary rights of any other person or entity. The Company is not aware that any of its employees, officers, or consultants are obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee’s, officer’s, or consultant’s commercially reasonable efforts to promote the interests of the Company or that would conflict with the Company’s business as currently conducted. None of the execution or delivery of the Transaction Documents, or the carrying on of the Company’s business as currently conducted by the employees of the Company, or the conduct of the Company’s business as currently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees, officers or consultants are now obligated.
          4.14 Compliance with Other Instruments. The Company is not in violation or default of any provisions of its Amended and Restated Certificate of Incorporation or Bylaws or, of any instrument, judgment, order, writ, decree, mortgage, indenture, lease, license or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal, state, or local statute, rule, or regulation applicable to the Company, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          4.15 Agreements.
          (a) All material written contracts, agreements, licenses, commitments, instruments and understandings (“Disclosed Agreements”) are set forth in the Company’s public filings.
          (b) Each Disclosed Agreement is in full force and effect and constitutes a valid and binding obligation of the Company and to the knowledge of the Company, the other parties thereto. Except as set forth on Schedule 4.15(b), the Company has performed in all material respects the obligations required to be performed by it, is not in material default and has not received notice alleging it to be in default under any such Disclosed Agreement. Except as set forth on Schedule 4.15(b), to the knowledge of the Company, there exists no event or condition which, after notice or lapse of time, or both, would constitute a material default under any Disclosed Agreement. Except as set forth on Schedule 4.15(b), to the knowledge of the Company, there are no material defaults by any other party to any such Disclosed Agreement. The Company has made available to the Purchaser correct and complete copies of all Disclosed Agreements.
          4.16 Employment Matters.
          (a) The Company is in compliance with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto, except where noncompliance, singly or in the aggregate, would not have a Material Adverse Effect.

           (b) To the Company’s knowledge, there are no pending investigations involving the Company by the Department of Labor or any other governmental agency responsible for the enforcement of employment laws and regulations. To the Company’s knowledge, there is no unfair labor practice charge or complaint against the Company pending before a Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or, to the best of the Company’s knowledge, threatened against or involving the Company. No questions concerning representation exist respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. The Company is not liable for any severance pay or other payments to any employee or former employee that remains unsatisfied arising from the termination of employment, other than payments to be made under terms of any contract with terminated employees or that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
          (c) Except as set forth on Schedule 4.16(c) hereto, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an “employee pension benefit plan,” an “employee welfare benefit plan,” or a “multi-employer plan” as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“ERISA Plans”). The Company does not maintain or contribute to a defined benefit plan, as defined in Section 3(35) of ERISA.
          4.17 Governmental Proceedings. There are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal, domestic or foreign, naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business is bound or subject.
          4.18 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, except for those by which the lack thereof would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect. No such franchise, license or authority is scheduled to expire or terminate sooner than one year from the date of this Agreement, except for those of which the Company has no knowledge of any fact or circumstance that would make timely renewal or replacement unreasonably difficult or expensive. The Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
          4.19 Compliance with Laws. The Company is in compliance with all Laws applicable to its business as currently conducted, the violation of, or noncompliance with, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and the Company knows of no facts or set of circumstances which would give rise to any violation of or noncompliance with such Law.

           4.20 Title to Property and Assets.
          (a) Schedule 4.20(a) sets forth all real property and material assets owned by the Company. With respect to such real property and material assets the Company owns, such property and assets free and clear of all mortgages, liens, loans, pledges, security interests, claims, equitable interests, charges, and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets.
          (b) Schedule 4.20(b) sets forth all real property and material assets leased by the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to its knowledge, holds a valid leasehold interest free of any liens, claims, or encumbrances.
          4.21 Taxes. The Company (i) has filed all tax returns that are required to have been filed by it with all appropriate governmental agencies (and all such returns are true and correct); and (ii) has paid all taxes or other assessments owed by it as indicated on such tax returns (other than taxes the validity of which are being contested in good faith by appropriate proceedings). The assessment of any additional taxes for periods for which returns have been filed is not to the Company’s knowledge expected to exceed the recorded liability therefor and, to the Company’s knowledge, there are no material unresolved questions or claims concerning the Company’s tax liability. To the Company’s knowledge, the Company’s tax returns have not been reviewed or audited by any taxing authority. To the Company’s knowledge, there is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in a material amount for taxes. The Company has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.
          4.22 Insurance. The Company has in full force and effect insurance policies in the manner and amount customary in the industry for companies in similar businesses similarly situated.
          4.23 Ranking of the Series B Preferred. As of the date hereof, no capital stock of the Company ranks senior to or pari passu with the Series B Preferred and the Company currently has no obligation or agreements to issue any such capital stock.
          4.24 Memorandum. Neither the Confidential Offering Memorandum nor any Transaction Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and based on any limitations or qualifications set forth therein relating to such statements, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Confidential Offering Memorandum or Transaction Documents made in reliance upon and in conformity with information furnished to the Company, in writing by or on behalf of the Investor for use therein.
          4.25 Blue Sky. The Company has caused or will cause to be timely filed with each applicable jurisdiction corresponding to the residence of each Investor (as same has been provided by such Investors) all appropriate documentation required for the registration of the Preferred Shares and Warrants under applicable state law or required to secure an exemption from such registration requirements.
          4.26 Current in SEC Filings. The Company has filed, in a timely fashion with the Securities and Exchange Commission (the “SEC”), and is current with respect to such filings, all reports, information statements, forms, correspondences and schedules required to be filed by it pursuant to (i) Section 13 or Section 15(d) of the Securities Exchange Act of 1934, amended (“Exchange Act”), (ii) the applicable rules and regulations thereunder, and (iii) any comments requiring or requesting a response, directed to the Company by the SEC, and since July 13, 2005, has maintained full compliance with the current public information requirements of Rule 144 and Rule 144A promulgated under the Securities Act of 1933, as amended or any similar successor to such rule.
          4.27 Indebtedness. Schedule 4.27 hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or Indebtedness for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” shall mean any liabilities for borrowed money in excess of $15,000. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.
     5. Representations and Warranties of the Investor. Each of the Investors hereby severally represent and warrant to the Company as of the date hereof that:
          5.1 Authorization. The Transaction Documents to which such Investor is a signatory constitute valid and legally binding obligations of such Investor, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (c) to the extent the indemnification provisions contained in the Transaction Documents may be limited by applicable federal or state laws.
          5.2 Purchase Entirely for Own Account. The Notes, Rebate Warrants and Underlying Securities will be acquired for investment for each Investor’s own account and not with a view to the resale or distribution of any part thereof. Each Investor represents that it has full power and authority to enter into this Agreement.
          5.3 No Public Market. Each Investor understands that no public market now exists for the Notes, Conversion Shares and Rebate Warrants, and that the Company has made no assurances that a public market will ever exist for such securities. Each Investor has substantial experience in evaluating and investing in private placement transactions of securities in companies in similar stages as the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests and bear the risk of the investment in the Company.
          5.4 Disclosure of Information. Each Investor acknowledges that it has reviewed the Confidential Offering Memorandum and all exhibits thereto and has been given an opportunity to request additional information. Each Investor acknowledges that it has received all the information that it has requested relating to the Company and the purchase of the Preferred Shares and Warrants. Each Investor further represents that it has had an opportunity to ask questions and receive answers from the management of the Company regarding the Company’s operations, assets and financial results and terms and conditions of the Securities Purchase. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 5 of this Agreement or the right of such Investor to rely thereon.
          5.5 Accredited Investor. Each Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D of the SEC, as presently in effect, and, in the case of an Investor that is an entity, such entity is comprised entirely of equity owners that are accredited investors.
          5.6 Restricted Securities. Each Investor understands that the Notes, Rebate Warrants and Underlying Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, each Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.
          5.7 Legends. It is understood that the certificates evidencing the Notes and Rebate Warrants (and Underlying Securities) may bear the following (or substantially similar) legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE, AND THE SECURITIES UNDERLYING THIS CERTIFICATE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE SECURITIES REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT.”

     6. Certain Covenants and Obligations.
          6.1 Use of Proceeds. The Company will use the proceeds from the sale of the Notes for working capital and general corporate purposes and for reasonable expenses to be incurred in connection with the Offering.
          6.2 Reservation of Securities. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, after the Closing, the Conversion Shares and Warrant Shares.
          6.3 Board Rights. Upon issuance of the Series B Preferred upon conversion of the Notes, the holders of the Series B Preferred shall have the right to appoint two directors (“Preferred Directors”) to the Company’s Board of Directors. The Preferred Directors must be approved by the Company prior to becoming directors, but the Company may not unreasonably withhold its approval. The Company shall deliver to Juniper Venture LLC, as representative of the Investors, written notice of such rejection within fifteen (15) calendar days of receipt of notice of his or her designation.  The Company’s failure to deliver such notice shall constitute the Company’s waiver of the right set forth above to reject such Preferred Directors, provided however that such would not constitute a waiver of any rights and remedies the Company may otherwise have to remove a Preferred Director pursuant to the Company’s By-Laws or Amended and Restated Certificate of Incorporation or applicable law. At least one of the Preferred Directors shall be appointed a member of the Company’s Compensation Committee, if one exists. The holders of the Series B Preferred shall have the option in their sole discretion to irrevocably terminate the right to appoint any of the Preferred Directors and instead have the right (during the same period) to appoint Board observers (“Observers”). The Preferred Directors or Observers, as the case may be, shall receive timely notice of all meetings (regardless of whether he shall be excluded from such meeting as set forth below) including an agenda therefor to the extent one is provided to the Board, in the same manner as members of the board and shall be reimbursed for all reasonable expenses incurred in connection with his attendance at each meeting. The Company may exclude the Observers from any scheduled meeting, or portion thereof, and require them to sign a non-disclosure agreement in customary form. The Company shall deliver to the Preferred Directors or Observers the minutes of each Board meeting and to the extent the Observers may have been excluded from any such meeting, redacted to remove the information relating to such period of time during which the Observers was excluded, as soon as such minutes are distributed to the other members of the Board of Directors. The Company will indemnify the Preferred Directors or Observers, as the case may be, in the same manner as its other directors, including the execution of a customary indemnification agreement. The Company shall maintain directors’ and officers’ insurance in such amounts as may be acceptable to the Company’s Board of Directors in their reasonable discretion, which insurance shall cover the Preferred Directors. Section 6.4 below shall in no way restrict, amend or modify the obligations of the Company set forth in this Section.
          6.4 Voting Agreement. Stuart B. Rekant, the Company’s Chief Executive Officer (the “Stockholder”) and each of the Investors hereby agree that, commencing on the appointment of the Preferred Directors and terminating on the five year anniversary of such appointment, (i) the Stockholder will vote the shares of the Company’s common stock now beneficially owned, or that may hereafter be acquired prior to the five year anniversary of such appointment, for the election and re-election of the Preferred Directors and (ii) the Investors will vote the shares of the Company’s common stock now beneficially owned, or that may hereafter be acquired prior to the five year anniversary of such appointment, for the election and re-election of the Stockholder or his designee as a director.
          6.5 Press Releases. The parties to this Agreement may not publicly disseminate a press release or otherwise publicly announce the transactions contemplated by this Agreement, except upon mutual consent or as may be required by law.
          6.6 Legal Fees and Other Expenses. All reasonable and documented legal and other fees and expenses of the Investors in connection with this Agreement and the other Transaction Documents (in no event to exceed $50,000) shall be paid concurrently with the closing of the Securities Purchase.
          6.7 Securities Filings. The Company shall file in a timely fashion with the SEC, and shall be current with respect to such filings, all reports, information statements, forms, correspondences and schedules required to be filed by it pursuant to (i) Section 13 or Section 15(d) of the Securities Exchange Act of 1934, amended, (ii) the applicable rules and regulations thereunder, and (iii) any comments requiring or requesting a response, directed to the Company by the SEC, and shall maintain full compliance with the current public information requirements of Rule 144 and Rule 144A promulgated under the Securities Act of 1933, as amended or any similar successor to such rule.
          6.8 Securities Exchange Listing. The Company shall use commercially reasonable efforts to apply for its Common Stock to be listed on a national stock exchange, including without limitation on NASDAQ or the American Stock Exchange, within 60 days of becoming eligible to do so.
          6.9 Information Rights. The Company will provide to the Investors, within ten (10) business days of the last business day of each calendar month, in addition to information issued to shareholders and the public in its public filings, monthly financial reports that shall include, but not be limited to, cash use summaries, revenues, accounts receivable detail and aging and accounts payable detail and aging.
          6.10 Cash Outflows and Payables. The Company will (i) limit monthly cash outflows in accordance with Exhibit F-1, (ii) manage payables in accordance with Exhibit F-2, (iii) limit corporate overhead in accordance with Exhibit F-3 and (iv) limit monthly net cash outflows to $150,000 per month if (a) revenue generated from Sorpresa Affiliate Fees and Sorpresa Advertising Fees (net) (“Affiliate and Ad Revenue”) does not total at least $450,000 from January 1, 2009 through March 31, 2009 or (b) month ending cash balances fall below those set forth on Exhibit F-4 until such time as Affiliate and Ad Revenue for the preceding three months exceeds $500,000 and monthly cash balances meet or exceed those set forth in Exhibit F-4.

          6.11 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the other Transaction Documents.
     7. Company Deliveries at Closing. The Company shall deliver or cause the delivery of each of the following to the Investors at the Closing:
          7.1 Securities Purchase Agreement. Its signature to this Agreement.
          7.2 Security Agreement. Signatures to the Security Agreement for it, Firestone Communications, Inc. and Sorpresa! Rights LLC in the form attached hereto as Exhibit B.
          7.3 Opinion of General Counsel. An opinion, dated as of the date of the Closing, from Graubard Miller, the Company’s general counsel, in the form attached hereto as Exhibit G.
          7.4 Good Standing Certificate. A certificate, dated as of a date within a reasonably current date prior to the Closing, issued by the proper authority in Delaware to the effect that it legally exists and in good standing.
          7.5 Secretary’s Certificate. A certificate, dated as of the date of the Closing, executed by the Secretary of the Company certifying the resolutions adopted by the Company’s board of directors relating to the transactions contemplated by the Transaction Documents.
          7.6 Delivery of Notes and Rebate Warrants. The Notes and Rebate Warrants as specified, duly executed by the Company.
          7.7 Rebate. The cash portion of the Rebate via wire transfer.
          7.8 Cash Outflows and Payables. Cash outflow and payable budgets in the form attached hereto as Exhibit F-1 through Exhibit F-4.
          7.9 Financing Statements. Financing statements in form and substance satisfactory to the Investors.
     8. Deliveries by the Investor at the Closing. The Investors shall deliver or cause the delivery of each of the following to the Company at the Closing:
          8.1 Securities Purchase Agreement. Their signatures to this Agreement.
          8.2 Security Agreement. Their signatures to the Security Agreement in the form attached hereto as Exhibit B.
          8.3 Purchase Price. The Purchase Price by wire transfer.
     9. Indemnification. The Company agrees to indemnify and hold harmless the Investors and any of Investors’ general partners, employees, officers, directors, members, agents and other representatives (collectively, the “General Indemnitees”), against any investigations, proceedings, claims or actions and for any expenses, damages, liabilities or losses (joint or several) arising out of such investigations, proceedings, claims or actions, to which the General Indemnitees may become subject, whether under the act or any rules or regulations promulgated thereunder, the Exchange Act or any rules or regulations promulgated thereunder, or any state law or regulation, or common law, arising out of any material breach of any representation, warranty, agreement, obligation or covenant of the Company contained herein. The Company also agrees to reimburse the General Indemnitees for any reasonable legal or other reasonable expenses reasonably incurred in connection with investigating or defending any such investigations, proceedings, claims or actions.
     10. Miscellaneous.
          10.1 Survival of Representation and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for a period of one year, other than those made under Sections 4.1, 4.2, 4.3 and 4.26, which shall survive indefinitely, and under Section 4.21, which shall survive for six months after the expiration of the applicable statute of limitations. All of the covenants and other obligations set forth in Section 6 shall survive the Closing in accordance with their terms. The Investors are entitled to rely, and the parties hereby acknowledge that the Investors have so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Company contained herein, irrespective of any independent investigation made by the Investors. The Company is entitled to rely, and the parties hereby acknowledge that the Company has so relied, upon the truth, accuracy and completeness of each of the representations and warranties of the Investors contained herein, irrespective of any independent investigation made by the Company.
          10.2 Successors and Assigns. This Agreement is personal to each of the parties and may not be assigned without the written consent of the other parties.
          10.3 Governing Law. This Agreement shall be governed by and construed under the internal law of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York. The Company (1) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (2) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (3) irrevocably consents to the jurisdiction of the New York State Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding. THE PARTIES HERETO AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM

OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DOCUMENT OR AGREEMENT CONTEMPLATED HEREBY.
          10.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          10.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          10.6 Notices. Unless otherwise provided, any notice, authorization, request or demand required or permitted to be given under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or three (3) days following deposit with the United States Post Office, by registered or certified mail, postage prepaid, or two days after it is sent by an overnight delivery service, or when sent by facsimile with machine confirmation of delivery addressed as follows:
          If to an Investor, at the address, facsimile number or email address as set forth on Schedule I
          If to Company:
Juniper Content Corporation
521 Fifth Avenue, Suite 822
New York, New York 10175
Fax: (212) 660-5931
Attention: Stuart B. Rekant
          In either case, with copies to:
Lev & Berlin, P.C.
200 Connecticut Avenue
Norwalk, CT 06854
Fax: (203) 854-1652
Attention: Duane L. Berlin, Esq. (e-mail : dberlin@levberlin.com)
          and
Graubard Miller
405 Lexington Avenue, 19th Floor
New York, New York 10174
Fax: (212) 818-8881
Attention: David Alan Miller, Esq. (e-mail: dmiller@graubard.com)

     Any party may change its address for such communications by giving notice thereof to the other parties in conformity with this Section.
     11. No Broker Fees. Each party represents that it is not nor will it be obligated for any finders’ or brokers’ fee or commission in connection with this transaction.
     12. Transaction Expenses; Enforcement of Transaction Documents. Except as provided under Section 6.6, the Company and the Investors shall pay their respective costs and expenses incurred with respect to the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents. If any action at law or in equity is necessary to enforce or interpret the terms of any Transaction Document, the prevailing party shall be entitled to reasonable attorney’s fees, costs, and necessary disbursements in addition to any other relief to which such party may be entitled.
     13. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and a majority in interest of the holders of the Preferred Shares. Any amendment or waiver affected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.
     14. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
     15. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

     IN WITNESS WHEREOF, the parties have executed this Securities Purchase Agreement as of the date first above written.

JUNIPER CONTENT CORPORATION

By:
Name:
Title:

Stuart B. Rekant
Solely with respect to Section 6.4

SCHEDULE I

	Principal				Social Security
Name and	Amount of				Number or Tax
Address of	Notes	Purchase		Rebate	Identification
Investor	Purchased	Price	Cash Rebate	Warrants	Number	Signature